================================================================================

                                State of Florida

                                     [LOGO]

                              Department of State



I certify the attached is a true and correct copy of the Articles of Amendment, filed on October 26, 1998, to Articles of Incorporation for AMERICAN FINANCIAL SEMINARS, INC. which changed its name to ENVIRONMENTAL OIL TECHNOLOGIES, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H98000019866. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is V51311.


                            Given under my hand and the
                            Great Seal of the State of Florida,
                            at Tallahassee, the Capital, this the
                            Twenty-sixth day of October, 1998


Authentication Code: 598A00052585-102698-V51311             -1/1







[SEAL]                                                /s/ SANDRA B. MORTHAM
                                                          ---------------------
                                                          Sandra B. Mortham
                                                          Secretary of State

CR2E022 (1-95)
================================================================================

(((H98000019866 6)))

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                        AMERICAN FINANCIAL SEMINARS, INC.

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to Its articles of incorporation:

FIRST: Amendment adopted:

Article I is hereby amended to read as follows:

     The name of this corporation is Environmental Oil Technologies, Inc.

SECOND: There is no change to the capital of the corporation.

THIRD: This amendment was adopted on October 23, 1998.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.



Signed this 23rd day of October, 1998.

/s/ JOHN XINOS
--------------
    John Xinos, President


                                  Prepared by:   Thomas Braun, Legal Assistant
                                                 Venture Law Corporation
                                                 #618-688 W. Hastings Street
                                                 Vancouver, BC V6L 3E3
                                                 Tel:  (604) 659-9188
                                                 Fax:  (604) 659-9178

(((H98000019866 6)))

                                      E-12